Exhibit 99(a) Form 10-K
                                                       Kansas City Life
                                                       Insurance Company




                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549


                                      FORM 11-K







            [ ]             ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                          For the fiscal year ended December 31, 1996



                                         OR



            [ ]        TRANSITION REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] For the transition period from __________ to ___________



                           Commission File Number 2-40764



         A. Kansas City Life Insurance Company Savings and Investment Plan 3520 Broadway
             Kansas City, Missouri 64111-2565



         B.  Kansas City Life Insurance Company
             3520 Broadway
             Kansas City, Missouri 64111-2565






Kansas City Life
Insurance Company
Savings and Investment Plan


Financial Statements

1996







Statement of Net Assets
  Available for Plan Benefits               1-2

Statement of Changes in Net Assets
  Available for Plan Benefits               3-4

Notes to Financial Statements               5-8

    Supplemental Schedules

Assets Held for Investment                    9

Transactions in Excess of Five
  Percent of the Current Value
  of the Plan Assets                         10

Report of Independent Auditors












Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1996
(in thousands)

                                   Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                   I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total


Assets
Investments, at fair value:
  20th Century Growth              2567    -       -       -       -       -       -       -       -       -        2567
  Kansas City Life common stock    -       4398    22516   -       -       -       -       -       -       -       26914
  Met Life Guar. Interest Contract -       -       -       4497    -       -       -       -       -       -        4497
  Vanguard Bond Index Fund         -       -       -       -       661     -       -       -       -       -         661
  Templeton Foreign Fund           -       -       -       -       -       2447    -       -       -       -        2447
  Vanguard Balanced Index Fund     -       -       -       -       -       -       391     -       -       -         391
  Fidelity Value Fund              -       -       -       -       -       -       -       2405    -       -        2405
  Vanguard Extended Market Fund    -       -       -       -       -       -       -       -       638     -         638
Loans to participants              -       -       -       -       -       -       -       -       -       1030     1030
      Total investments            2567    4398    22516   4497    661     2447    391     2405    638     1030    41550

Cash                               -15     -171    62      196     -17     -139    -4      100     61      -          73
Interest receivable                -       -       -       22      -       -       -       -       -       -          22

Net assets available
    for plan benefits              2552    4227    22578   4715    644     2308    387     2505    699     1030    41645







See accompanying Notes to Financial Statements.



1







Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1995
(in thousands)

                                   Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                   I       II      III     IV      V       VI      VII     VIII    IX      Fund   Total

Assets
Investments, at fair value:
  Twentieth Century Growth         2330    -       -       -       -       -       -       -       -       -       2330
  Kansas City Life common stock    -       3917    18864   -       -       -       -       -       -       -      22781
  Met Life Guar. Interest Contract -       -       -       3896    -       -       -       -       -       -       3896
  Vanguard Bond Index Fund         -       -       -       -       645     -       -       -       -       -        645
  Templeton Foreign Fund           -       -       -       -       -       1919    -       -       -       -       1919
  Vanguard Balanced Index Fund     -       -       -       -       -       -       424     -       -       -        424
  Fidelity Value Fund              -       -       -       -       -       -       -       2324    -       -       2324
  Vanguard Extended Market Fund    -       -       -       -       -       -       -       -       511     -        511
Loans to participants              -       -       -       -       -       -       -       -       -       872      872
      Total investments            2330    3917    18864   3896    645     1919    424     2324    511     872    35702

Restricted cash and investments    -       -       2       -       -       -       -       -       -       -          2
Cash                               -25     18      128     37      5       44      -1      16      21      -        243
Interest receivable                -       -       -       19      -       -       -       -       -       -         19
Other receivable                   -       -       14      -       -       -       -       -       -       -         14
                                   2305    3935    19008   3952    650     1963    423     2340    532     872    35980


Liabilities
Forfeitures escrowed               -       -       2       -       -       -       -       -       -       -          2

Net assets available
    for plan benefits              2305    3935    19006   3952    650     1963    423     2340    532     872    35978



See accompanying Notes to Financial Statements.







2




Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1996
(in thousands)


                                  Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                  I       II      III     IV      V       VI      VII     VIII    IX      Fund     Total


Contributions:
  Employer                $       -       -       1703    -       -       -       -       -       -       -         1703
  Employee                        306     211     -       272     74      286     74      361     119     -         1703
                                  306     211     1703    272     74      286     74      361     119     -         3406

Investment income, net:
  Interest                        -       -       1       238     -       -       -       -       -       -          239
  Interest on participant loans   16      8       -       12      2       11      3       15      5       -           72
  Dividends                       49      123     621     -       43      105     18      266     48      -         1273
  Net appreciation (depreciation)
     on investments               304     665     3344    -       -18     265     38      121     58      -         4777
    Net investment income         369     796     3966    250     27      381     59      402     111     -         6361




Employee withdrawals              -168    -222    -2046   -880    -45     -220    -125    -258    -85     -        -4049
Forfeitures                       -       -       -51     -       -       -       -       -       -       -          -51
Participant loans:  Made          -107    -94     -       -158    -13     -52     -12     -100    -13     549      -
                    Repaid        86      33      -       108     12      42      12      76      22     -391      -
Transfer from (to) other funds    -239    -432    -       1171    -61     -92     -44     -316    13     -         -



Net assets available for
   plan benefits:
  Net increase (decrease)         247     292     3572    763     -6      345     -36     165     167    158       5667
  Beginning of year               2305    3935    19006   3952    650     1963    423     2340    532    872      35978

      End of year                 2552    4227    22578   4715    644     2308    387     2505    699    1030     41645


See accompanying Notes to Financial Statements.



3



Kansas City Life Insurance Company
Savings and Investment Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1995
(in thousands)

                                  Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                  I       II      III     IV      V       VI      VII     VIII    IX      Fund     Total

Contributions:
  Employer                $       -       -       1637    -       -       -       -       -       -       -         1637
  Employee                        272     239     -       310     76      294     58      310     78      -         1637
                                  272     239     1637    310     76      294     58      310     78      -         3274

Investment income, net:
  Interest                        -       -       3       216     -       -       -       -       -       -          219
  Interest on participant loans   12      7       -       12      2       8       2       11      2       -           56
  Dividends                       7       126     580     -       36      49      13      21      6       -          838
  Net appreciation on
     investments                  380     819     3764    -       54      140     66      427     90      -         5740
    Net investment income         399     952     4347    228     92      197     81      459     98      -         6853




Employee withdrawals              -116    -169    -1251   -638    -71     -148    -3      -98     -5      -        -2499
Forfeitures                       -       -       -48     -       -       -       -       -       -       -          -48
Participant loans:  Made          -106    -49     -       -181    -13     -62     -6      -79     -12     508      -
                    Repaid        79      66      -       83      16      52      14      63      14      -387     -
Transfer from (to) other funds    -99     -340    -       31      58      37      31      173     109     -        -



Net assets available for
   plan benefits:
  Net increase (decrease)         429     699     4685    -167    158     370     175     828     282     121      7580
  Beginning of year               1876    3236    14321   4119    492     1593    248     1512    250     751     28398

      End of year                 2305    3935    19006   3952    650     1963    423     2340    532     872     35978


See accompanying Notes to Financial Statements.


4






Kansas City Life Insurance Company
Savings and Investment Plan
Notes To Financial Statements


ORGANIZATION

The Kansas City Life Insurance Company Savings and Investment Plan (the Plan) is a defined contribution benefit plan sponsored by Kansas City Life Insurance Company (the Company) and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by a committee appointed by the Executive Committee of the Company. On January
1, 1988, the original plan was revised to incorporate the provisions of Section 401(k) of the Internal Revenue Code. The cash and investments of the Plan are in the custody of three trustees who are also officers of the Company. The Plan consists of nine funds. Fund I invests in a growth stock fund. Funds II and III invest in the Company's common stock. All Company contributions and earnings thereon are included in Fund III. Fund IV invests in a guaranteed interest contract. Fund V invests in an investment grade bond fund. Fund VI invests in a managed global common stock fund. Fund VII invests in a balanced index fund. Fund VIII invests in a capital appreciation stock fund. Fund IX invests in a small capitalization stock index fund.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Plan have been prepared on the basis of generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual resu lts could differ from those estimates.

Valuation of Investments

The investments of the Plan in Funds I and V through IX are reported at fair value based upon quoted market prices. The investments in Funds II and III are reported at fair value based upon December's average bid price. Investments in Fund IV are r eported at the contract value as stated in the guaranteed interest contract, which approximates fair value. The cost of investments sold is determined on the average cost basis.



5



NOTES TO FINANCIAL STATEMENTS (continued)


Expenses

With the exception of mutual fund administrative fees, costs associated with the administration of the Plan are borne by the Company.

ELIGIBILITY

Each employee, who is at least 21 years of age and has completed one year of employment, with a minimum of 1,000 hours of employment from date of hire is qualified to participate in the Plan.

CONTRIBUTIONS

The participant may elect to enter into a compensation reduction agreement with the Company by which a contribution will be made in an amount equal to one to ten percent of his or her unreduced monthly base salary. The maximum participant contribution for 1996 could not exceed $9,500, with cost of living increases in future years. The maximum contribution made for any participant who is classified as highly compensated is six percent. The contribution rate can be changed only once in any six month period.

The Company, with respect to each participant, contributes to the Plan as soon as practicable after the end of each month, out of its current or accumulated earnings and profits, an amount equal to 100 percent of such participant's contribution to the Plan. The Company's contributions are made in common stock of the Company, which is valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date.

WITHDRAWALS AND LOANS

The Plan allows a participant to withdraw all or a part of the value of his or her account which was contributed prior to January 1, 1988. The value of a participant account attributable to contributions after that date may not be withdrawn except i n cases of extreme financial hardship. Hardship withdrawals are subject to the approval of the Administrative Committee, and any such withdrawal will be limited to the amount of actual contributions made to the Plan. Gains associated with the contributions or any of the matching Fund III amounts may not be withdrawn for any reason.

Participants may request a loan from the 401(k) portion of their elective accounts under the terms and conditions established by the Administrative Committee. The amount that may be borrowed is limited in accordance with the Internal Revenue Code Se ction 72(p). Loans will be made for a period no longer than five years, except for a loan used to acquire a primary residence, which may be for up to ten years.



6



NOTES TO FINANCIAL STATEMENTS (continued)

INVESTMENTS

The guaranteed interest contract held by the Plan provided an average yield of 6.0% and 5.4% during 1996 and 1995, respectively. Crediting rates were 6.25% and 5.8% at December 31, 1996 and 1995, respectively. These rates are reset every three months.

The fair value of individual investments that represent 5 percent or more of the Plan's participating employees' net assets available for plan benefits follows.
                                                             1996    1995
                                                            (in thousands)
Twentieth Century Growth Stock Fund,
     117,323 shares  - 1996, and 120,169 shares  - 1995.     2567    2330
Kansas City Life Insurance Company common stock,
     441,496 shares - 1996, and 439,019 shares - 1995.      26914   22781
Met Life Managed Guaranteed Interest Contract                4497    3896
Templeton Foreign Fund
     236,154 shares - 1996, and 209,088 shares - 1995.       2447    1919
Fidelity Value Fund
     46,657 shares - 1996, and 46,820 shares - 1995.         2405    2324



The fair value of the Plan's investments has changed as follows.

                           1996                              1995
                                  Net
                              Appreciation                            Net
                             (Depreciation)                       Appreciation
              Fair Value      In Fair Value        Fair Value     In Fair Value
                     (in thousands)                       (in thousands)

Fund I             2567             304                 2330              380
     II            4398             665                 3917              819
     III          22516            3344                18864             3764
     IV            4497               -                 3896                -
     V              661            (18)                  645               54
     VI            2447             265                 1919              140
     VII            391              38                  424               66
     VIII          2405             121                 2324              427
     IX             638              58                  511               90

Total             40520            4777                34830             5740


7




NOTES TO FINANCIAL STATEMENTS (continued)

VESTING

Company contributions vest to the participant 30 percent after three years of employment,40 percent after four years and an additional 20 percent each year thereafter until the participant is fully vested in Company contributions after seven years.

TAX STATUS

The Internal Revenue Service has issued a determination letter dated October
3, 1995 that, in form, the Plan and Trust forming a part thereof, meet the requirements of the Internal Revenue Code Section 401(a) as a qualified plan
and trust.   If the P lan qualifies in operation, the Trust's earnings will be exempt from taxation, the Company's contributions will be deductible, and each participant will incur no current tax liability on either the Company's contributions or any earnings of the trust credited to the participant's account prior to the time that such contributions or earnings are withdrawn or made available to the participant. At the time a distribution occurs, whether because of retirement, termination, death, disability or voluntary withdrawal of funds, any amounts distributed comprised of Company contributions, employee pretax contributions, and earnings on contributions of the Company or the participant shall be taxed to the participant at the tax rate then in effect. The Plan administrator is not aware of any series of events or course of actions that could adversely affect the Plan's qualified status.



















8



Kansas City Life Insurance Company
Savings and Investment Plan
Assets Held for Investment
December 31, 1996
(in thousands, except shares)

        Number of
        Shares or
Description of Investments            Par Value            Cost      Fair Value

Common stock:
Kansas City Life Insurance Company *  441,496 shares      14853           26914

Mutual funds:
Twentieth Century Growth Stock Fund   117,323 shares       1541            2567
Met Life Managed GIC                  $4,496,641           4497            4497
Vanguard Bond Index Fund              67,176 shares         662             661
Templeton Foreign Fund                236,154 shares       2020            2447
Vanguard Balanced Index Fund          28,114 shares         324             391
Fidelity Value Fund                   46,657 shares        1907            2405
Vanguard Index Trust-Ext Market Fund  24,371 shares         536             638
    Total mutual funds                                    11487           13606

Loans:
Loans to participants (interest rates range from
  6.5% to 10.0%)                      -                    1030            1030

                                                          27370           41550


* Party-in-interest to the Plan.



9




Kansas City Life Insurance Company
Savings and Investment Plan
Transactions in Excess of
Five Percent of the Current Value of the Plan Assets
Year ended December 31, 1996
(in thousands, except shares)

Party Involved and
Description of Asset    Transactions    Shares   Cost  Consideration  Net Gain


Category (iii)--series of transactions in excess of 5 percent of plan assets:


Kansas City Life
  common stock *          14 buys       28,258  $1,510       -            -

Kansas City Life
  common stock *          9 sells       25,781     848      1,387       539


There were no category (i), (ii), or (iv) reportable transactions during 1996.




* Party-in-interest to the Plan.




10



Report of Independent Auditors

The Board of Trustees
Kansas City Life Insurance Company
Savings and Investment Plan

We have audited the accompanying statements of net assets available for plan benefits of the Kansas City Life Insurance Company Savings and Investment
Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1996 and transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/Ernst & Young LLP
Ernst & Young LLP
Kansas City, Missouri
February 21, 1997